CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2006, accompanying the consolidated financial statements and schedules, management’s assessment of the effectiveness of internal control over financial reporting and the financial statements of Dearborn Center, L.L.C. included in the Annual Report of Prime Group Realty Trust on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Prime Group Realty Trust on Form S-8 (File No. 33-67940).

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 13, 2006